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                                  EXHIBIT (14)

                               POWERS OF ATTORNEY

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                                POWER OF ATTORNEY
                                 WITH RESPECT TO
                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                SEPARATE ACCOUNTS

Know all men by these presents that Ron Wagley, whose signature appears below, constitutes and appoints Craig D. Vermie and Brenda K. Clancy, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the Separate Accounts of Western Reserve Life Assurance Co. of Ohio, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitute, may do or cause to be done by virtue hereof.


                                                     /s/ Ron Wagley
                                            ------------------------------------
                                            Ron Wagley
                                            Chairman of the Board
                                            Western Reserve Life Assurance Co.
                                            of Ohio

       February 10, 2004
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Date